Exhibit 10

License Agreement

1.

Introduction. Agreement dated June 2, 2010 between INNER PATH HOLDINGS, INC., a Florida corporation, (Licensor), and INNER PATH HEALTH CORPORATION, a Nevada corporation, (Licensee.

2.

Licensor's Representations. Licensor holds the worldwide intellectual property rights the products listed on Exhibit “A” (the “IPH Product Line”).

3.

Grant of License. Licensor grants to Licensee the exclusive right and license to manufacture and sell the products listed on Exhibit “A”.

4.

License Fee. Licensee will pay Licensor a one-time license fee of Two Million (2,000,000) Million restricted common shares of Ladybug Resource Group, Inc. for this license.

5.

Royalties. During the life of this Agreement, Licensee will pay Licensor:

(a) Five (5.0%) Percent royalty based upon gross retail, wholesale sales, sub-license and joint ventures entered into for the sale and manufacturing of the IPH Product Line, both domestic and foreign, under the existing product names, or, renamed by licensing customers.

(b) Licensee royalty payment obligations will immediately terminate if any of the IPH Product Line products are reformulated in any manner whatsoever.

6.

Payment of Royalties. Royalties will be paid quarterly basis on or before March 31, June 30, September 30 and December 31 of each year for all product manufactured and sold during the prior quarters.

7.

Royalty Statements. The payment of royalties will be accompanied by a statement showing the product sold by Licensee.

8.

Records to Be Maintained by Licensee. Licensee will at all times keep an accurate record of all transactions covered by this Agreement and will cause Licensee's sublicenses to maintain similar records.

9.

Licensor's Right to Audit Records. Licensor may, at Licensor's expense, audit Licensee's books and records for the purpose of verifying the royalty statements. This right will terminate, with regard to each royalty statement, three (3) years after the statement has been rendered. The audit must be made by a certified public accountant or certified public accounting firm, during regular business hours, and upon 30 days' notice to Licensee. In making any sublicensing agreements, Licensee will obtain for Licensor a similar right to audit the sub-licensee's books and records.

10.

Licensee to Exercise Good Faith. Licensee will exploit the license in good faith and in accordance with the usual business customs of the nutraceutical industry.

11.

Term. The license granted by this Agreement is Twenty (20) years.

12.

Termination of Agreement Upon Occurrence of Events. Subject to the conditions of Paragraph 14, the party designated may terminate this Agreement upon the occurrence of any of the following events:

(a) Failure to Pay Royalties. Licensee's failure to pay royalties or render royalty statements within 60 days after they are due will give Licensor the option to terminate this Agreement.

(b) Breach of Other Conditions of Agreement. The breach by Licensor or Licensee of any of the other terms or conditions of this Agreement will give the non-breaching party the option to terminate this Agreement.

13.

Manner in Which Option to Terminate Agreement Is to Be Exercised. If either party wishes to exercise the option to terminate this Agreement in accordance with the terms of Paragraph 12, written notice that the Agreement is terminated must be given by the party exercising the option to the other no later than two weeks after the occurrence of the event upon which the termination of this Agreement is based.

14.

Licensor's Rights. Upon the termination of this Agreement for any cause, Licensor's rights to receive royalty payments and royalty statements for periods during, which this Agreement was in effect will continue, as will Licensor's rights to audit Licensee's book and records and those of Licensee's sub-licensees for the same periods.

15.

Actions for Infringement. Licensor, at Licensor's own cost and expense, will defend all infringement suits that may be brought against Licensee or Licensor on account of the manufacture, use, or sale of the IPH Product Line. If Licensee learns that others are unlawfully infringing on the rights granted in this Agreement, Licensor will diligently prosecute any infringer at Licensor's own cost and expense.

16.

Notices. All notices required by this Agreement will be given by registered or certified mail, return receipt requested, addressed to the party to whom notice is given at the address set out in this Agreement or such other address that the party to whom notice is given may have given the other party notice of.

If to Inner Path Holdings, Inc.:

Inner Path Holdings Inc.

11637 Orpington

Orlando, FL 32817

If to Inner Path Health Corp:

Inner Path Health Corporation

11630 Slater Ave N.E. Suite lA

Kirkland, WA 98034

17.

Assignment by Licensee. Licensee will not assign this Agreement or any part of it without first receiving Licensor’s written consent.

18.

Sublicense. Licensee may sublicense the IPH Product Line without Licensor's consent.

IN WITNESS WHEREOF, the parties have signed this Agreement, the day and year first above written.

LICENSOR

LICENSEE

Inner Path Holdings, Inc.

Inner Path Health Corporation

/s/

/s/ Craig Barton

By:

By: Craig Barton

Title: Manager

Title: President

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